Exhibit 10.3

FACILITY AND USE ACCESS SUBLEASE AGREEMENT

This Facility and Use Access Sublease Agreement (“Agreement”) of is entered into as of January __,13 2022 (the “Effective Date”) by and among Box Harmony, LLC a Nevada limited liability company (the “Company” or the “Subtenant”) and iPower Inc., a Nevada corporation (“IPW” or the “Sublandlord”).

RECITALS

WHEREAS, the Company was formed as a limited liability company under the laws of the State of Nevada, when the Company's articles of organization (the “Articles of Organization”) were filed by the Nevada Secretary of State on December [30], 2021;

WHEREAS, the Company was formed for the purposes set forth with this Agreement. of the Limited Liability Operating Agreement of the Company (the “Limited Liability Agreement”) dated of even date herewith;

WHEREAS, the Company and the Initial Members (as defined in the Limited Liability Agreement) entered into a joint venture agreement, dated of even date herewith (the “Joint Venture Agreement”);

WHEREAS, the Company, Xiao and TPA entered into a consulting agreement, dated of even date herewith (the “Consulting Agreement”);

WHEREAS, the Company and TPA entered into an intellectual property license agreement, dated of even date herewith (the “TPA License Agreement”); and

WHEREAS, the parties wish to enter into this Agreement setting forth the terms and conditions governing the right of the Company to have use and access to the Facilities defined herein,

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. Unless otherwise defined herein all capitalized terms, when used in this Agreement shall have the same meaning as they are defined in the Limited Liability Agreement.

“City of Industry Facility” means the 22,700 rentable square foot portion of the building located at the street address of 14750 E. Nelson Avenue, Unit I, located in the City of Industry, County of LosAngeles, State of California 91744.

“City of Industry Sublease” means the sublease between IPW, as sublandlord, and the Company as subtenant, the operative terms of which set forth in this Agreement,, pursuant to which the Company has subleased and is given use and access to the number of square feet of Subleased Premises at the City of Industry Facility and the Company, as subtenant has agreed to pay the Company Pro Rata Share of the Base Rent and NNN Charges for the Subleased Premises, all of which are listed and described on Exhibit A annexed hereto and made a part hereof.

“Closing Date” shall mean the date of closing of the transactions contemplated by this Agreement and the Exhibits hereto which shall be two (2) business days following the delivery to IPW of fully executed Master Landlord Consents.

“Exhibit A” shall mean Exhibit A annexed to this Agreement (a) which shall be amended and updated from time to time by IPW and the Company as, if and when, IPW gives the Company use and access to additional IPW Warehouse Locations, and (b) which shall (i) reflect the applicable number of square feet of Subleased Premises that the Company is provided use and access to at each IPW Warehouse Location, (ii) the amount and obligation of the Company, as subtenant, to pay the Subtenant’s Pro Rata Share of the Base Rent and NNN Charges for the Subleased Premises, and (iii) the Term of such sublease and the related Sublease Expiration Date.

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“IPW Warehouse Locations” means (a) 2399 Bateman Ave., Irwindale, CA 91010, (b) 14750 E. Nelson Ave, Unit I, City of Industry, CA 91744, (c) 8798 9th Street, applicable IPW Warehouse Facility C, Rancho Cucamonga, California 91730, and any other warehouse locations that IPW may lease or sublease following the date of this Agreement and in which it may provide facility use and access to the Company.

“Master Landlord” shall mean the owner or lessor of an IPW Warehouse Location that is or shall become subject to this Agreement. For the avoidance of doubt, the Master Landlord at the Rancho Cucamonga Facility is 9th & Vineyard, LLC, a Delaware limited liability company.

“Master Landlord Consents” shall mean, (a) the written consent in the form of Exhibit B annexed hereto of the Master Landlord at the Rancho Cucamonga Facility, and (b) to the extent legally required, the written consents of the Master Landlords at each other IPW Warehouse Location that IPW subleases to the Company pursuant to this Agreement.

“Master Lease” shall mean the lease or sublease between a Master Landlord and IPW of an IPW Warehouse Location that is or shall become subject to this Agreement.

“NNN Charges” means the Subtenant’s Pro Rata Share of all other costs set forth in the applicable sections referred to below of the Master Lease, including without limitation the following: (i) Real Property Taxes; (ii) Utilities; (iii) Landlord’s insurance costs; (iv) Common Area Costs; (v) Landlord’s costs and expenses; (vi) Association fees and dues; and (vii) Management and accounting fees.

“Rancho Cucamonga Facility” means the approximately Ninety-Nine Thousand Three Hundred Forty-Seven (99,347) square foot building known as applicable IPW Warehouse Facility C, having an address of 8798 9th Street, Rancho Cucamonga, California 91730.

“Rancho Cucamonga Sublease” means the sublease agreement between IPW, as sublandlord, and the Company as subtenant, the operative terms of which set forth in this Agreement, pursuant to which the Company has subleased and is given use and access to the number of square feet of Subleased Premises at the Rancho Cucamonga Facility and the Company, as subtenant has agreed to pay the Company Pro Rata Share of the Base Rent and NNN Charges for the Subleased Premises, all of which are listed and described on Exhibit A annexed hereto and made a part hereof.

“Sublease Expiration Date” shall be the date that is reflected on Exhibit A, as amended from time to time.

“Subleased Premises” shall mean the location and square foot area in any IPW Warehouse Facility reflected on Exhibit A or an attachment thereto which is subleased to the Company for its use and access that becomes subject to this Agreement.

“Subtenant’s Pro Rata Share” shall mean the percentage (expressed as a decimal) determined by the amount by which the number of square feet representing the Subleased Premises bears to 100% of the rentable square feet contained in the applicable IPW Warehouse Location that is or shall become subject to the terms and conditions of this Agreement.

2.          Facility Use and Access. On the Effective Date, IPW and the Company shall execute and deliver this Agreement and provide the Company, as subtenant, with use and access to the Subleased Premises at the Rancho Cucamonga Facility set forth on Exhibit A; which executed Agreement shall be held in escrow by counsel to IPW and shall not be deemed to be delivered or effective until the Closing Date, after IPW shall have received the Master Landlord Consent duly executed by the Master Landlord of the Rancho Cucamonga Facility. In the event and to the extent that IPW and the Company shall agree to sublease to the Company any Subleased Premises any additional IPW Warehouse Locations (including the City of Industry Facility), the terms and conditions of this Agreement shall govern such additional sublease and IPW Warehouse Location facility use and access and Exhibit A hereto shall be appropriately amended and updated.

3.          Obtaining Master Landlord Consents. IPW shall use its commercially reasonable efforts to obtain the Master Landlord Consent of the Master Landlord at the Rancho Cucamonga Facility on or before January 31, 2022; provided, that IPW shall not be obligated to pay any additional rent or other monetary amounts, or amend the terms of the either the Rancho Cucamonga Lease Agreement.

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4.          Term of Agreement. Subject to the early termination provisions of this Agreement shall have a term with respect to the sublease of each IPW Warehouse Location that is or shall become subject to the terms and conditions of this Agreement and shall be reflected from time to time on Exhibit A.

5.          Termination of Agreement.

(a)            In the event that both Master Landlord Consents are not obtained by January 31, 2022, then this Agreement as well as the Limited Liability Company Agreement, the Joint Venture Agreement, the Consulting Agreement and all other Transaction Documents referred to in the Limited Liability Company Agreement may, at the election of IPW, terminate and be of no further force or effect. In the event that the Master Landlord Consent to the Rancho Cucamonga Sublease shall be obtained by January 31, 2022, but not the Master Landlord Consent to the City of Industry Sublease, this Agreement and the other Transaction Documents shall remain in full force and effect and the Company shall sublet and have access only to the Subleased Premises set forth in the Rancho Cucamonga Sublease. In the event that the Rancho Cucamonga Sublease shall not be obtained by January 31, 2022, either the Company or IPW may terminate this Agreement and the other Transaction Documents.

(b)             In the event that Xiao and TPA shall fail to comply with the financial covenant set forth in clause (i) of Section 6.04 of the Limited Liability Agreement, then and in such event, IPW may, following 18 months from the Closing Date, terminate this Agreement, terminate the Joint Venture Agreement, terminate the Consulting Agreement and terminate the Limited Liability Agreement; in which event there shall be a dissolution of the Company.

6.          Demise. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the square feet of space in Subleased Premises in the applicable IPW Warehouse Facility, as depicted on Exhibit A attached hereto (the “Subleased Premises”). Subtenant acknowledges that the applicable IPW Warehouse Facility contains certain public or common areas that are necessary for access to the Subleased Premises (the “Shared Areas”). The Shared Areas are not part of the Subleased Premises and shall be shared by Subtenant and any other occupants of the applicable IPW Warehouse Facility with access rights thereto. Subtenant is hereby granted the right to the nonexclusive use of the Shared Areas in accordance with Section this Agreement; provided, however, the manner in which such Shared Areas are maintained and operated shall be at the sole discretion of Sublandlord and the use thereof shall be subject to such rules, regulations and restrictions as Sublandlord may make from time to time.

7.          Rent.

(a)             The parties agree that Subtenant shall be pay rent to the Sublandlord from the Sublease Commencement Date through the Sublease Expiration Date a date and in an amount equal to the Subtenant’s Pro Rata Share of the base rent and applicable NNN Charges set forth in Exhibit A hereto as the same may be amended from time to time. Notwithstanding the foregoing, Sublandlord will be primarily response for, and shall pay to the applicable Master Landlord both the base rent and applicable NNN Charges set forth in the applicable Master Lease. Unless otherwise set forth in Exhibit A, from the Sublease Commencement Date and continuing during the remaining Sublease Term, Subtenant shall pay to Sublandlord, without demand, offset or delay, when due, Subtenant’s Pro Rata Share of the base rent (“Base Rent”) in monthly installments (prorated for any fractional month) in advance on or before the first day of each calendar month throughout the Sublease Term.

(b)            Commencing on the Sublease Commencement Date Subtenant shall also be responsible for and shall pay to Sublandlord the Subtenant’s Pro Rata Share of all NNN Charges.

(c)             Unless otherwise agreed in writing, all payments of Subtenant’s Pro Rata Share of Base Rent and applicable Subtenant’s Pro Rata Share of NNN Charges payable under this Agreement shall be paid by Subtenant to Sublandlord at Sublandlord’s notice address referenced in this Agreement (or at such other address as selected by Sublandlord from time to time on written notice to Subtenant) in advance without demand, abatement or setoff on or before the first day of each month during the Sublease Term. To the extent Subtenant occupies the Subleased Premises during any “hold over” period following expiration of the Sublease Term, the rent payable hereunder shall be increased in proportion to the increase described in the applicable Master Lease. To the extent any amount due hereunder is not paid within five (5) dates of the applicable due date, Subtenant shall pay interest on such delinquent amounts at the lesser of (i) 1.5% per month, or (ii) the maximum rate allowed by law, whichever is lower, until payment of such delinquent amounts.

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8.          Condition of Subleased Premises. Sublandlord shall deliver the Subleased Premises (including any furniture, fixtures or other property belonging to Sublandlord included in the Subleased Premises), to Subtenant in an “as-is, with all faults” condition. Subtenant acknowledges that neither Sublandlord nor any agent of Sublandlord has made any representation or warranty to Subtenant regarding the condition of the Subleased Premises or the Master Premises, including without limitation, any representation or warranty with respect to the suitability or fitness thereof for Subtenant’s purposes. Sublandlord shall not be obligated to make or pay for any improvements or alterations to the Subleased Premises for Subtenant’s use or occupancy thereof.

9.          Parking. Effective on and after the Sublease Commencement Date and continuing during the Sublease Term, Subtenant shall have the right to use a number of available parking spots in the building’s parking lot that is equal to Subtenant’s Pro Rata Share of the number of parking spots that Sublandlord is permitted to use under the Master Lease from time to time, subject to adjustment, charges and other terms of the Master Lease.

10.        Use. Subtenant covenants and agrees to use the Subleased Premises solely for the uses and purposes permitted under the Master Lease, and to comply with all terms and provisions of the Master Lease pertaining to the use of the Subleased Premises. Notwithstanding the foregoing, Subtenant shall have no access to the roof of the applicable IPW Warehouse Facility.

11.         No Alterations; Care of Subleased Premises. Subtenant may not make any improvements, alterations, additions or changes to the Subleased Premises (collectively, “Alterations”) without first obtaining the prior written consent of the Master Landlord to such Alterations, which consent may be withheld by the applicable Master Landlord in its sole and absolute discretion. In the event that such Master Landlord consents to any Alteration, Subtenant shall comply with such conditions and requirements (including any requirements to remove such Alterations) as are imposed by Master Landlord and shall be subject to the terms and provisions of the applicable Master Lease. Subtenant shall take good care of the Subleased Premises during the Sublease Term, shall return the Subleased Premises to Master Landlord in broom clean condition, and, at its sole cost and expense, shall repair, or reimburse Subtenant for, any damage, destruction, injury, mutilation, Alteration, loss or theft of any of the fixtures, furniture, equipment or other personal property, if any, located in the Subleased Premises, or the applicable IPW Warehouse Facility.

12.        Master Lease.

(a)             Consent of Master Landlord. With respect to the Rancho Cucamonga Facility, the Master Landlord’s written consent to this Agreement will be a condition subsequent to the validity of this Agreement. If such Master Landlord’s consent has not been obtained by January 31, 2022, Sublandlord shall thereafter have the ongoing right to terminate this Agreement pursuant to a notice so stating delivered to Subtenant and the parties shall be released from any further obligations under this Agreement, except for those provisions expressly stated to survive. \

(b)              Cancellation of Master Lease. In the event the Master Lease that is subject to this Agreement is cancelled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Agreement, this Agreement shall automatically terminate and the parties shall be released from any further obligations under this Agreement, except for those provisions expressly stated to survive.

13.        Relationship of Sublease to Master Lease. Subtenant acknowledges that this Agreement is subject and subordinate to the applicable Master Lease and to all of the terms, covenants and conditions set forth therein. A copy of the Master Lease will be made available to Subtenant. Subtenant covenants and agrees during the Sublease Term to perform and observe all of the terms, covenants, conditions and agreements set forth in the Master Lease to be performed by Sublandlord, as tenant under the Master Lease, with respect to the Subleased Premises, to the extent that such terms, covenants, conditions and agreements are not expressly modified or amended by this Agreement. Subtenant shall not do or suffer or permit anything to be done which would constitute a breach or default under the Master Lease or might cause the Master Lease to be terminated, canceled or forfeited.

14.        Incorporation of Master Lease. Except to the extent the terms and conditions set forth in this Agreement expressly modify or contradict the terms and conditions of the Master Lease or to the extent expressly excluded, all of the terms and conditions set forth in the Master Lease are hereby incorporated into and made a part of this Agreement with respect to Subtenant’s sublease of the Subleased Premises. For purposes of such incorporation, all references in the Master Lease to “Landlord” shall mean and refer to Sublandlord and all references in the Master Lease to “Tenant” shall mean and refer to Subtenant. Except as otherwise expressly provided in this Agreement, for purposes of Subtenant’s sublease of the Subleased Premises, the rights and obligations of the “Landlord” and the “Tenant” under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant, respectively, hereunder, and shall be binding upon and inure to the benefit of Sublandlord and Subtenant, respectively. As between the parties to this Agreement only, in the event of a conflict between the terms of the Master Lease and the terms of this Agreement, the terms of this Agreement shall control.

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15.        Landlord’s Performance Under Master Lease. Notwithstanding any contrary provision of this Agreement, Subtenant recognizes, understands and agrees that Sublandlord is not in a position to render any of the services or to perform any of the obligations of Master Landlord under the Master Lease which have otherwise been incorporated herein. Therefore, notwithstanding anything to the contrary set forth in this Agreement, Sublandlord shall in no event be liable to Subtenant for any covenants, obligations, indemnities, representations or warranties to be performed or provided by Master Landlord under the Master Lease, nor shall any failure or delay on the Master Landlord’s part in the performance of any such covenants, obligations, indemnities, representations or warranties excuse the performance by Subtenant of its obligations under this Agreement, including, without limitation, the obligation to pay rent or any other charges due hereunder, nor permit Subtenant to terminate this Agreement or any of its obligations hereunder; provided, however, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord’s rights against the Master Landlord under the Master Lease, and, at Subtenant’s written request, Sublandlord shall take commercially reasonable steps, at Subtenant’s expense, to enforce Sublandlord’s rights against Master Landlord. Notwithstanding the foregoing, if as a result of a breach or default by Master Landlord under the Master Lease that pertains to the Subleased Premises Sublandlord is entitled to an abatement of the base rent payable under the Master Lease, then Subtenant shall have the same abatement right under this Agreement to the extent the condition or matter pertains to the Subleased Premises, but only to the extent of Sublandlord’s rights under the Master Lease. If Sublandlord shall take or participate or assist in, or shall be requested to take, participate or assist in, any actions to enforce Sublandlord’s rights against the Master Landlord, Subtenant agrees to be responsible for all costs, expenses and other amounts incurred by Sublandlord in connection therewith, including, without limitation, attorneys’ and/or consultants’ fees and other costs of suit. Subtenant agrees to indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, damages, claims, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by or brought against Sublandlord as a result of or in connection with any actions or proceedings taken or instituted by Subtenant (or by Sublandlord at Subtenant’s request) to enforce Sublandlord’s rights and remedies under the Master Lease, whether or not Sublandlord joins therein.

16.        Compliance with Sublandlord Policies. Subtenant shall comply with all policies of Sublandlord related to workplace conduct and safety and all policies aimed at insuring the security of all property of Sublandlord and/or, if applicable, clients of Sublandlord and to protect such property from unauthorized access, as well as any other requirements related to security procedures as in effect from time to time (collectively, the “Sublandlord Policies”). Although Sublandlord shall use commercially reasonable efforts to keep Subtenant apprised of the Sublandlord Policies, Subtenant acknowledges that the Sublandlord Policies may change from time to time without advance notice to Subtenant. “Subtenant Personnel” means, collectively and singularly, each employee, independent contractor agent, representative, or other individual working for or on behalf of Subtenant. Subtenant shall comply and shall be responsible for ensuring that the Subtenant Personnel, Subtenant's clients and any other invitee of Subtenant comply with the Sublandlord Policies and Subtenant will implement, maintain and enforce in all respects appropriate rules and regulations, and provide appropriate training to its employees to ensure that the Subtenant Personnel at all times comport themselves in accordance with, and comply with, the Sublandlord Policies.

NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT OR THE MASTER LEASE, IN THE EVENT SUBTENANT, THE SUBTENANT PERSONNEL OR ANY CLIENT OR OTHER INVITEE OF SUBTENANT FAILS TO COMPLY WITH THE SUBLANDLORD POLICIES, SUBLANDLORD SHALL HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO TERMINATE THIS AGREEMENT EFFECTIVE IMMEDIATELY. SUBTENANT HEREBY ACKNOWLEDGES THAT SUCH A BREACH BY SUBTENANT IS NOT CURABLE AND SUBTENANT HEREBY WAIVES ANY AND ALL RIGHTS TO CURE OR NOTICE REQUIRED BY ANY STATUTE OR LAW NOW OR HEREAFTER IN FORCE, INCLUDING WITHOUT LIMITATION ANY STATUTORY NOTICES REQUIRED UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1161 ET SEQ.

Initials of Subtenant:

17.       Shared Areas and Office Supplies. Sublandlord agrees to provide Subtenant access to and nonexclusive use of the bathrooms, kitchen and machine room located within the Shared Areas (as depicted on Exhibit A) or in such other location as may be selected by Sublandlord from time to time; which Subtenant shall share with any other occupants of the applicable IPW Warehouse Facility (including Sublandlord during the first month of the “rent free” period”). Subtenant shall at all times keep such areas clean and free of debris, and shall not use such area for the storage of office supplies, records, or the like. Subtenant shall provide any and all supplies (including toner for copiers and the like) used by it at its sole cost and expense.

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18.          Indemnification. Subtenant hereby agrees to indemnify, defend and hold Sublandlord and its affiliates and their respective agents, employees, invitees, officers, directors and stockholders (the “Indemnified Parties”) harmless from and against any and all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by or brought or asserted against Sublandlord arising out of or related to (a) Subtenant’s breach or failure to perform or comply with any covenants, agreements, terms or conditions of this Agreement or the Master Lease; (b) Subtenant’s use or occupancy of the Subleased Premises, Shared Areas, applicable IPW Warehouse Facility, or any portion thereof; and/or (c) any activity, or thing done, permitted to be done or suffered by Subtenant, its agents, employees, contractors, invitees, licensees, successors or assigns in or about the Subleased Premises, Shared Areas, applicable IPW Warehouse Facility, or any portion thereof. The terms and provisions of this Section 18 shall survive the expiration or earlier termination of this Agreement.

19.         Insurance. Subtenant shall at it sole cost and expense maintain in full force and effect a policy or policies of comprehensive liability insurance, including property damage, written by one or more insurance companies licensed to do business in the state of California and reasonably acceptable to Sublandlord, which policies shall at least comply with or exceed the requirements of the Master Lease and shall include general liability limits of $1,000,000 per claim with $3,000,000 aggregate and $1,000,000 for damage to property. Subtenant shall provide a certificate of insurance on a standard industry form naming Sublandlord (and, if requested by Sublandlord, Master Landlord), as an additional insured, against liability for injury to persons or to property or for the death of any person or persons occurring on or about the Licensed Area, the applicable IPW Warehouse Facility. Subtenant must also provide proof of coverage for workers’ compensation insurance as required by applicable law and employer’s liability insurance, with a deductible no greater than $100,000.

20.        No Brokers or Third-Party Beneficiaries. Each party represents and warrants to the other that it has not dealt with any broker or finder in connection with the consummation of this Agreement. Each party agrees to indemnify, defend and hold the other party harmless from and against any and all claims for brokerage commissions or finders’ fees payable to any other person or entity arising out of the indemnitor’s actions or statements in connection with this Agreement. This Agreement is not made for the benefit of any third party, other than the Indemnified Parties specifically identified in Section 18.

21.         Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid and unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

22.        Miscellaneous.

(a)            Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(a)):

If to the Company: If to IPW	Bin Xiao, President Box Harmony, LLC 8798 9th Street, Building C Rancho Cucamonga, CA iPower Inc. 2399 Bateman Avenue Duarte, CA 91010 Attn: Chenlong Tan Email: Law.t@meetipower.com

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(b)              Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

(c)             Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(d)             Entire Agreement. This Agreement and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, records, representations, and warranties, both written and oral, whether express or implied, with respect to such subject matter.

(e)              Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns. This Agreement may not be assigned by any party except as permitted by this Agreement and any assignment in violation of this Agreement shall be null and void.

(f)              Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and IPW. Any such written amendment or modification will be binding upon the Company and IPW.

(g)              Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(h)             Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

(i)              Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the United States District Court for the Southern District of California or, if such court does not have subject matter jurisdiction, the courts of the State of California sitting in Los Angeles County, and any appellate court from any thereof, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of California. Each of the parties hereby irrevocably consents to the jurisdiction of such courts in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding that is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice, or other document by registered mail to the address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court.

(j)              Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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(k)             Attorneys' Fees. If any party hereto institutes any legal suit, action, or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys' fees and expenses and court costs.

(l)              Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided herein to the contrary.

(m)       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company:

Box Harmony, LLC

a Nevada limited liability company

By: /s/ Bin Xiao

Name: Bin Xiao,
Title: President

iPower Inc.

a Nevada limited liability company

By: /s/ Chenlong Tan

Chenlong Tan

Title: CEO

Signature page to Facility Use and Access Sublease Agreement

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Exhibit A

Address of IPW Warehouse Location and Master Landlord	Square Feet Subleased Premises	Subtenant’s Pro Rata Share (Sq. Ft. and %)	Base Rent	Sublease Expiration Date
8798 9th Street, Rancho Cucamonga, California 91730 Master Landlord: 9th & Vineyard, LLC	99,347 square feet		1-12 $1.15 per square foot per month or a total of $__________
13-24 $1.19 per square foot per month or a total of $__________
25-36 $1.23 per square foot per month or a total of $__________
37-48 $1.27 per square foot per month or a total of $__________
49-60 $1.31 per square foot per month or a total of $__________
61-62 $1.36 per square foot per month or a total of $__________

[List others as needed]

Signature page to Facility Use and Access Sublease Agreement

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Exhibit B

Form of

Master Landlord Consent

The undersigned hereby consents to the Facility and Use Access Sublease Agreement, dated _____ 2022 between Box Harmony, LLC, as Subtenant, waiving none of its rights thereunder as to Sublandlord, Subtenant or any guarantor. Without limiting the generality of the foregoing:

1.          Nothing contained in this Consent or in the lease [sublease] dated _____ between the undersigned as Master Landlord and iPower Inc. as Tenant [Sublessee] (the “Master Lease”) shall be construed to:

a)                   modify, waive or affect (i) any of the provisions, covenants, or conditions of the Master Lease, (ii) any of the Sublandlord’s obligations under the Master Lease, or (iii) any rights or remedies of Master Landlord under the Master Lease, any guaranty or otherwise;

b)                  waive any present or future breach or default on the part of any Sublandord under the Master Lease; or

c)                   release or discharge Sublandlord or any guarantor from any liability of their obligations under the Master Lease or any guaranty.

2.          This Consent is not assignable and shall not be construed as a consent to any further assignment or sublease of the Lease.

[9th & VINYARD, LLC,] AS MASTER LANDLORD By: ___________________________ Name: _______________________ Its: ____________________

Signature page to Facility Use and Access Sublease Agreement

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